UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2020

SONOMA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33216	68-0423298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1129 N. McDowell Blvd.

Petaluma, CA 94954

(Address of principal executive offices)

(Zip Code)

(707) 283-0550

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	SNOA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 31, 2020, we entered into a five-year licensing agreement with Microsafe Group, DMCC, an international distributor, for the non-exclusive rights to sell disinfectant and sanitizer manufactured by us for use as a surface disinfectant with nebulizers and aerosol sprayers in the United States. We agreed to supply Microsafe Group with product at agreed upon transfer prices. We also agreed to collaborate to obtain the necessary regulatory approvals from the U.S. Environmental Protection Agency. Microsafe Group will provide us with the data and research obtained from regulatory approvals in Australia and we will coordinate the approval process. Microsafe Group will bear the cost of obtaining such approvals.

Neither we nor MicroSafe Group have yet obtained any regulatory clearance to sell disinfectant manufactured by Sonoma in the United States. There is no guarantee such approvals will be granted. If we or MicroSafe Group are unable to obtain the necessary regulatory approvals, there will be no sales pursuant to this licensing agreement.

We retained the right to enter into third party licensing agreements for use of our product or to sell it ourselves. If we enter into a third-party licensing agreement during the period that is five years following the execution of the licensing agreement, we will pay Microsafe Group a commission on any up-front lump-sum payment we receive, excluding any payment or part of a payment that relates to our set up fees or covers our regulatory compliance costs. If we enter into a third-party licensing agreement, we will pay Microsafe Group a commission on any net revenue collected by us during the five-year term, excluding returns and credits for any reason including recalls and contractual allowances, or bad debts. The payments we are required to make under the licensing agreements for the foregoing provisions are capped at $1,000,000.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1†*	Licensing Agreement between Sonoma Pharmaceuticals, Inc. and Microsafe Group, effective July 27, 2020.

†        Certain portions of the Agreement have been omitted to preserve the confidentiality of such information. The Company will furnish copies of any such information to the SEC upon request.

*        The exhibits or schedules to the Agreement have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K.  The Company will furnish copies of any such schedules to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonoma Pharmaceuticals, Inc.
(Registrant)

Date: August 6, 2020	By:	/s/ Amy Trombly
	Name: Title:	Amy Trombly Chief Executive Officer

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